UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 10, 2019, Advanced Energy Industries, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of Artesyn Embedded Technologies, Inc.’s (“Artesyn”) Embedded Power business pursuant to that certain Stock Purchase Agreement, dated May 14, 2019, by and among the Company, Artesyn, Pontus Holdings, LLC, a Delaware limited liability company (“Parent”), and Pontus Intermediate Holdings II, LLC, a Delaware limited liability company (“Seller”), as amended by that certain First Amendment to Stock Purchase Agreement, dated September 9, 2019, by and among the Company, Artesyn, Parent and Seller (the “Acquisition Agreement”).

Pursuant to the Acquisition Agreement, Parent, Seller and Artesyn effected a business reorganization transaction (the “Corporate Reorganization”) whereby Artesyn’s embedded computing business was sold to an unrelated third party and its consumer business was divested into a new separate company controlled by Seller. Following the consummation of the Corporation Reorganization, the Company acquired Artesyn’s remaining embedded power business, through the acquisition of all of Artesyn’s issued and outstanding shares from Seller for a purchase price of approximately $400.0 million. The Company paid approximately $375 million in cash at closing and assumed approximately $25 million in net liabilities, including estimated adjustments for net working capital and acquired cash. The Company funded the cash payment portion of the purchase price with a combination of the Company’s available cash on hand and proceeds from the Term Loan Facility described in Item 2.03 of this Current Report on Form 8-K, which description is incorporated herein by reference.

The foregoing summary of the transactions contemplated by the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to (a) the Stock Purchase Agreement, dated May 14, 2019, by and among the Company, Artesyn, Parent and Seller, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 15, 2019, and is incorporated herein by reference and (b) the First Amendment to Stock Purchase Agreement, dated September 9, 2019, by and among the Company, Artesyn, Parent and Seller, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Unsecured Term Loan Facility and Senior Unsecured Revolving Facility

On September 10, 2019, in connection with the consummation of the transactions contemplated by the Acquisition Agreement, the Company entered into a credit agreement (“Credit Agreement”), with Bank of America, N.A. (“BOA”), HSBC Bank USA, N.A. (“HSBC”), Bank of the West (“Bank of the West”) and Citibank, N.A. (“Citibank”, and together with BOA, HSBC and Bank of the West, the “Lenders”), that provided aggregate financing of $500.0 million, consisting of a $350.0 million senior unsecured term loan facility with a term of five years (the “Term Loan Facility”) and a $150.0 million senior unsecured revolving facility with a term of five years (“Revolving Facility”).

Interest Rate and Fees. Revolving loans and term loans under the Credit Agreement will bear interest, at the option of the Company, at a rate based on a reserve adjusted LIBOR Rate or a Base Rate, plus an applicable margin. In the case of a LIBOR Rate loan, interest shall be based on the LIBOR quote on the applicable screen page of BOA, plus between three-quarters percentage points (0.75%) and one and three-quarters percentage points (1.75%) depending on the Company’s consolidated leverage ratio. Interest shall be equal to the sum of (i) the highest of (a) the federal funds rate plus half a percentage point (0.50%), (b) BOA’s current “prime rate” and (c) the LIBOR Rate plus one percentage point (1.00%) plus (ii) between zero percentage points (0.00%) and three-quarters percentage points (0.75%) depending on the

Company’s consolidated leverage ratio. The Company shall pay an unused line fee between one-tenth percentage point (0.10%) and a quarter percentage point (0.25%) depending on the Company’s usage of the Revolving Facility.

Voluntary Prepayments. The Company may make voluntarily prepayments to the Term Loan Facility or the Revolving Facility, in whole or in part without premium or penalty, subject to the terms of the Credit Agreement.

Amortization and Final Maturity. The Company is required to make quarterly payments on the Term Loan Facility. Each quarterly payment is each equal to 1.25% of the original principal amount of the Term Loan Facility on the closing date, with the balance due in full on the fifth anniversary of the closing date.

Guarantees and Security. The obligations under the Credit Agreement are unsecured. Loans made under the Credit Agreement are guaranteed by the Company’s material domestic subsidiaries. As of the date hereof, each of AEI Subsidiary, LLC, LumaSense Technologies Holdings, Inc., LumaSense Technologies, Inc., Artesyn and Astec America LLC have executed the Credit Agreement as guarantors, pursuant to which they have each guaranteed the Company’s obligations under the Credit Agreement.

Certain Covenants and Events of Default.

The Credit Agreement also contains customary representations and warranties, affirmative covenants, negative covenants and provisions relating to events of default. If an event of default occurs, the Lenders under the Credit Agreement will be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement. The Credit Agreement also includes a financial covenant pursuant to which the consolidated leverage ratio, measured at the end of each fiscal quarter for the most recently completed four fiscal quarters of the Company, shall not exceed 3.50 to 1.00 for the most recently completed four fiscal quarters of the Company, stepping down to 3.00 to 1.00 on September 30, 2021.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Termination of Bank of America N.A. Loan Agreement

On September 10, 2019, in connection with the Company’s entry into the Credit Agreement, the Company terminated its loan agreement with BOA, dated as of July 28, 2017, as amended, which provided the Company with a revolving line of credit of up to $150.0 million, subject to certain funding conditions, as discussed in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 21, 2019 (the “BOA Loan Agreement”). At the time of termination, there were no borrowings outstanding under the BOA Loan Agreement.

The foregoing summary of the BOA Loan Agreement is not complete and is qualified in its entirety by reference to the BOA Loan Agreement. A copy of the BOA Loan Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K that the Company filed with the SEC on July 31, 2017, and a copy of the First Amendment to the BOA Loan Agreement was filed as Exhibit 10.2 to the Current Report on Form 8-K that the Company filed with the SEC on December 21, 2017.

Item 8.01 Other Events.

On September 10, 2019, the Company issued a press release announcing the consummation of the transactions contemplated by the Acquisition Agreement, as well as the Company’s entry into the Credit Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits

2.1

Stock Purchase Agreement, dated May 14, 2019, by and among Advanced Energy Industries, Inc., Artesyn Embedded Technologies, Inc., Pontus Intermediate Holdings II, LLC and Pontus Holdings, LLC (incorporated by reference to Advanced Energy Industries, Inc.’s Current Report on Form 8-K (File No. 000-26966), filed on May 15, 2019)*

2.2

First Amendment to the Stock Purchase Agreement dated September 9, 2019, by and among Advanced Energy Industries, Inc., Artesyn Embedded Technologies, Inc., Pontus Intermediate Holdings II, LLC and Pontus Holdings, LLC*

10.1

Credit Agreement, dated September 10, 2019, by and among Advanced Energy Industries, Inc., Bank of America N.A. as the Administrative Agent, Bank of America N.A., Bank of the West and HSBC Bank USA, N.A. as the Joint Lead Arrangers and Joint Book Runners, and Citibank N.A., as the Co-Manager.

99.1	Press Release, dated September 10, 2019
104	The cover page from Advanced Energy Industries, Inc. Current Report on Form 8-K, formatted in Inline XBRL

* Schedules, exhibits, and similar supporting attachments or agreements are omitted pursuant to Item 601(b)(2) of Regulation S-K.  Advanced Energy Industries, Inc. agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Paul Oldham
Date: September 10, 2019	Paul Oldham
Chief Financial Officer & Executive Vice President